Contact:	Caitlin Cooper Gursslin
Investor Relations
(512) 683-8456
National Instruments Reports Record Third Quarter Revenue

Company guides to record quarterly revenue in Q4 and over $1 billion in revenue for 2011

AUSTIN, Texas – October 26, 2011

Q3 2011 Highlights

• Record quarterly GAAP revenue of $255 million, up 16 percent year-over-year • Record quarterly Non-GAAP revenue of $271 million, up 23 percent year-over-year
• Strong revenue growth in academic, PXI Modular Instrumentation, Software, and NI CompactRIO products
• GAAP gross margin of 74.4 percent and non-GAAP gross margin of 77.0 percent
• Fully diluted GAAP EPS of $0.11
• Fully diluted non-GAAP EPS of $0.26, $0.01 below mid-point of guidance
• EBITDA of $22 million, or $0.18 per share for a third quarter
• Cash and short-term investments of $336 million as of September 30, 2011

National Instruments (Nasdaq: NATI) today announced Q3 revenue of $255 million, a quarterly record and a 16 percent increase from Q3 2010.  Non-GAAP revenue for Q3 was $271 million, up 23 percent from Q3 2010.  In Q3, the Company’s orders greater than $20,000 grew 31 percent year-over-year, and the average order size reached a new all-time record of approximately $4,600.

For Q3, the Company had two adjustments between GAAP and non-GAAP revenue.  The first is for $3 million and relates to the acquisition accounting for deferred revenue for our AWR acquisition.  This adjustment was included in the guidance we gave for Q3. The second adjustment was not included in our guidance and is for a $13 million accrual which was recorded in Q3 and is related to a dispute concerning our GSA contract with the U.S Government.  The Company terminated this contract with the GSA effective May 2011.  This accrual represents the amount of the loss contingency that is reasonably estimable at this time.   This dispute was discussed in our form 10-Qs filed in both April 2011 and July 2011.

Net income for Q3 was $12.7 million, with fully diluted earnings per share (EPS) of $0.11, and non-GAAP net income was $31.0 million, with non-GAAP fully diluted EPS of $0.26.

In Q3, GAAP gross margin decreased 210 basis points year-over-year to 74.4 percent. Non-GAAP gross margin remained flat at 77.0 percent.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, adjustments related to our contract dispute with the GSA and acquisition related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“Over the last few years we have invested significantly in building out our capabilities to serve our larger customers, which enabled the significant progress we saw in Q3,” said Dr. James Truchard, co-founder, president and CEO.  “This ability to grow our larger orders will be key to achieving our goal of $2 billion in revenue by 2016.”

NI graphical system design product sales were up 24 percent year-over-year, and NI instrument control product sales were up 1 percent year-over-year in Q3. Geographically, revenue in U.S. dollar terms for Q3 2011 compared to Q3 2010 was up 2 percent in the Americas, up 25 percent in Europe and up 28 percent in Asia. In local currency terms, revenue was up 14 percent in Europe and up 19 percent in Asia. In Q3, revenue in the Americas was negatively impacted by the $13 million accrual related to our GSA contract.

National Instruments Reports Record Revenue
October 26, 2011

As of September 30, 2011, NI had $336 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.10 per share on the company’s common stock payable on November 28 to stockholders of record on November 7.

“We have exercised good discipline this year in matching expense growth to revenue growth, with non-GAAP revenue up 22% and non-GAAP operating expenses up by 23%, year to date, and delivering a record $120 million in non-GAAP operating income for the first nine months.” said Davern. “While we are cautious about the direction of the industrial economy over the coming quarters, we are confident our investments will significantly advance our long-term position in the industries we serve.”

Guidance for Q4 2011

With the Global PMI dipping below 50 in September, we did see the significant decline in Q3 that we had anticipated when giving guidance.  Looking forward, we anticipate further weakness in the industrial economy in Q4 and as a result, we are taking a conservative approach to guidance for Q4, guiding to a midpoint of 8% sequential growth, below the historical seasonal average.

 NI expects revenue for Q4 to be between $280 million and $300 million, an increase of between 12 and 20 percent over Q4 2010. Due to the impact of the acquisition accounting for the AWR transaction, we are also including guidance for non-GAAP revenue to reflect the write-down of AWR’s historical deferred revenue to the fair value recorded as a result of acquisition accounting. As a result, we expect non-GAAP revenue to be in the range of $282 and $302 million, an increase of between 13 percent and 21 percent over Q4 2010.

Given that we are closing out our 2011 investment plan, we expect to see a very modest increase in operating expenses in Q4.  Looking out to 2012, our objective will be to grow revenues faster than expenses and we believe we will be able to achieve this goal if we are able to deliver year-over-year revenue growth in the high single digit range or better.

The company expects fully diluted EPS will be in the range of $0.22 to $0.30 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.29 to $0.37.  Please remember that in Q4 the GAAP to Non-GAAP adjustments will include a $0.03 per share adjustment related to the acquisitions of AWR and Phase Matrix.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its net sales, gross profit, operating expenses, operating income, income before income taxes, provision for (benefit from) income taxes, net income and basic and fully diluted EPS for the three-month and nine-month periods ended September 30, 2011 and 2010, on a GAAP and non-GAAP basis. We are also providing guidance on our non-GAAP revenue and non-GAAP fully diluted EPS.  When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, adjustments related to our contract dispute with the GSA and acquisition related transaction costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

National Instruments Reports Record Revenue and Profit
October 26, 2011

This news release also discloses the company’s earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA diluted EPS for the three-month and nine-month periods ended September 30, 2011 and 2010. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information

Interested parties can listen to the Q3 2011 conference call today, October 26, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling 888-203-1112, confirmation code #7506942, shortly after the call through October 31 at 7:00 p.m. CDT.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to the strength of our business model, commitments to long-term investments, the scale of the long-term opportunity open to us, being cautious about the direction of the industrial economy, being confident our investments will significantly advance our long-term position, very modest increase in non-GAAP operating expenses, growing revenues faster than expenses and being able to achieve such a goal and our Q4 guidance for GAAP and non-GAAP revenue (including our non-GAAP revenue adjustment) and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies, foreign exchange fluctuations, the outcome of our dispute with the U.S. government on our GSA contract, and the impact of our recent and any future acquisitions. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2010, its Form 10-Q for the quarter ended June 30, 2011, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with its largest customer representing approximately 4 percent of revenue in 2010 and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has approximately 6,130 employees and direct operations in more than 40 countries. For the past 12 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$196,511	$219,447
Short-term investments	139,372	131,215
Accounts receivable, net	158,608	127,214
Inventories, net	132,554	117,765
Prepaid expenses and other current assets	46,068	36,239
Deferred income taxes, net	16,122	18,838
Total current assets	689,235	650,718

Property and equipment, net	182,300	160,410
Goodwill	131,353	70,278
Intangible assets, net	90,142	52,816
Other long-term assets	22,649	25,460
Total assets	$1,115,679	$959,682

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,650	$33,544
Accrued compensation	38,444	27,734
Deferred revenue	83,336	71,650
Accrued expenses and other liabilities	35,290	16,538
Other taxes payable	22,117	16,846
Total current liabilities	218,837	166,312

Deferred income taxes	36,413	29,477
Liability for uncertain tax positions	15,376	14,953
Other long-term liabilities	18,255	4,395
Total liabilities	$288,881	$215,137

Stockholders' equity:
Preferred stock	-	-
Common stock	1,204	1,179
Additional paid-in capital	459,486	407,713
Retained earnings	370,211	336,363
Accumulated other comprehensive (loss)	(4,103)	(710)
Total stockholders' equity	$826,798	$744,545
Total liabilities and stockholders' equity	$1,115,679	$959,682

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Net sales:
Product	$247,256	$203,188	$699,007	$573,413
Software maintenance	20,839	17,261	60,222	49,844
GSA Accrual	(13,107)	-	(13,107)	-
Total net sales	254,988	220,449	746,122	623,257

Cost of sales:
Product	$63,579	$50,380	$169,340	$139,818
Software maintenance	1,636	1,523	4,237	3,966
Total cost of sales	65,215	51,903	173,577	143,784

Gross profit	$189,773	$168,546	$572,545	$479,473

Operating expenses:
Sales and marketing	$103,195	$79,494	$286,547	$233,166
Research and development	54,674	39,971	144,569	114,912
General and administrative	21,148	17,392	61,219	49,701
Total operating expenses	$179,017	$136,857	$492,335	$397,779

Operating income	$10,756	$31,689	$80,210	$81,694

Other income (expense):
Interest income	$354	$380	$1,039	$1,051
Net foreign exchange gain (loss)	(708)	426	(1,417)	(2,475)
Other income (expense), net	(95)	160	(220)	970

Income before income taxes	$10,307	$32,655	$79,612	$81,240

Provision for (benefit from) income taxes	(2,429)	4,522	9,867	10,152

Net income	$12,736	$28,133	$69,745	$71,088

Basic earnings per share	$0.11	$0.24	$0.58	$0.61
Diluted earnings per share	$0.11	$0.24	$0.58	$0.60

Weighted average shares outstanding -
basic	120,308	117,264	119,585	116,748
diluted	121,102	118,293	121,027	118,272

Dividends declared per share	$0.10	$0.09	$0.30	$0.26

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended
	September 30,
	(Unaudited)
	2011	2010
Cash flow from operating activities:
Net income	$69,745	$71,088
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	35,745	28,220
Stock-based compensation	16,650	14,194
Tax (benefit) expense from deferred income taxes	(491)	1,174
Tax (benefit) expense from stock option plans	(5,047)	599
Changes in operating assets and liabilities:
Accounts receivable	(23,509)	(17,298)
Inventories	(12,376)	(14,712)
Prepaid expenses and other assets	(9,000)	(15,328)
Accounts payable	4,112	9,171
Deferred revenue	10,215	6,698
Taxes and other liabilities	30,456	33,938
Net cash provided by operating activities	$116,500	$117,744

Cash flow from investing activities:
Capital expenditures	(40,329)	(14,404)
Capitalization of internally developed software	(11,412)	(14,300)
Additions to other intangibles	(3,226)	(2,253)
Acquisitions, net of cash received	(73,558)	(2,191)
Purchases of short-term investments	(93,299)	(88,226)
Sales and maturities of short-term investments	86,086	63,519
Net cash (used by) investing activities	$(135,738)	$(57,855)

Cash flow from financing activities:
Proceeds from issuance of common stock	27,152	38,368
Repurchase of common stock	-	(41,862)
Dividends paid	(35,897)	(30,417)
Tax benefit (expense) from stock option plans	5,047	(599)
Net cash (used by) financing activities	$(3,698)	$(34,510)

Net change in cash and cash equivalents	(22,936)	25,379
Cash and cash equivalents at beginning of period	219,447	201,465
Cash and cash equivalents at end of period	$196,511	$226,844

Detail of GAAP charges related to revenue, stock-based compensation, amortization of acquisition intangibles and acquisition related transaction costs
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue
Acquisition related deferred revenue	$2,818	$-	$2,818	$-
GSA accrual	13,107	-	13,107	-
Provision for (benefit from) income taxes	(5,573)	-	(5,573)	-
Total	$10,352	$-	$10,352	$-

Stock-based compensation
Cost of sales	$401	$332	$1,116	$1,014
Sales and marketing	2,630	1,960	7,009	6,060
Research and development	2,489	1,771	6,245	5,129
General and administrative	834	672	2,280	1,991
Provision for (benefit from) income taxes	(826)	(1,295)	(4,786)	(4,422)
Total	$5,528	$3,440	$11,864	$9,772

Amortization of acquisition intangibles
Cost of sales	$2,586	$921	$4,595	$2,565
Sales and marketing	447	89	624	311
Other income (expense), net	198	-	765	-
Provision for (benefit from) income taxes	(1,034)	(324)	(1,743)	(904)
Total	$2,197	$686	$4,241	$1,972

Acquisition related transaction costs
Cost of sales	$22	$-	$22	$-
Sales and marketing	147	-	1,129	-
Research and development	70	-	70	-
General and administrative	31	-	458	-
Provision for (benefit from) income taxes	(95)	-	(146)	-
Total	$175	$-	$1,533	$-

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$254,988	$220,449	$746,122	$623,257
Acquisition related deferred revenue	2,818	-	2,818	-
GSA Accrual	13,107	-	13,107	-
Non-GAAP Net sales	$270,913	$220,449	$762,047	$623,257

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$189,773	$168,546	$572,545	$479,473
Acquisition related deferred revenue and GSA accrual	15,925	-	15,925	-
Stock-based compensation	401	332	1,116	1,014
Amortization of acquisition intangibles	2,586	921	4,595	2,565
Acquisition related transaction costs	22	-	22	-
Non-GAAP gross profit	$208,707	$169,799	$594,203	$483,052

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$179,017	$136,857	$492,335	$397,779
Stock-based compensation	(5,953)	(4,403)	(15,534)	(13,180)
Amortization of acquisition intangibles	(447)	(89)	(624)	(311)
Acquisition related transaction costs	(248)	-	(1,657)	-
Non-GAAP operating expenses	$172,369	$132,365	$474,520	$384,288

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$10,756	$31,689	$80,210	$81,694
Acquisition related deferred revenue and GSA accrual	15,925	-	15,925	-
Stock-based compensation	6,354	4,735	16,650	14,194
Amortization of acquisition intangibles	3,033	1,010	5,219	2,876
Acquisition related transaction costs	270	-	1,679	-
Non-GAAP operating income	$36,338	$37,434	$119,683	$98,764

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$10,307	$32,655	$79,612	$81,240
Acquisition related deferred revenue and GSA accrual	15,925	-	15,925	-
Stock-based compensation	6,354	4,735	16,650	14,194
Amortization of acquisition intangibles	3,231	1,010	5,984	2,876
Acquisition related transaction costs	270	-	1,679	-
Non-GAAP income before provision for (benefit from) income taxes	$36,087	$38,400	$119,850	$98,310

Reconciliation of Provision For (Benefit From) Income Taxes to Non-GAAP Provision For (Benefit From) Income Taxes
Provision for (benefit from) income taxes, as reported	$(2,429)	$4,522	$9,867	$10,152
Acquisition related deferred revenue and GSA accrual	5,573	-	5,573	-
Stock-based compensation	826	1,295	4,786	4,422
Amortization of acquisition intangibles	1,034	324	1,743	904
Acquisition related transaction costs	95	-	146	-
Non-GAAP provision for (benefit from) income taxes	$5,099	$6,141	$22,115	$15,478

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income, as reported	$12,736	$28,133	$69,745	$71,088
Adjustments to reconcile net income to non-GAAP net income:
Acquisition related deferred revenue and GSA accrual, net of tax effect	10,352	-	10,352	-
Stock-based compensation, net of tax effect	5,528	3,440	11,864	9,772
Amortization of acquisition intangibles, net of tax effect	2,197	686	4,241	1,972
Acquisition related transaction costs	175	-	1,533	-
Non-GAAP net income	$30,988	$32,259	$97,735	$82,832

Basic EPS, as reported	$0.11	$0.24	$0.58	$0.61
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Acquisition related deferred revenue and GSA accrual, net of tax effect	$0.09	$-	$0.09	$-
Impact of stock-based compensation, net of tax effect	$0.04	$0.03	$0.10	$0.08
Impact of amortization of acquisition intangibles, net of tax effect	$0.02	$0.01	$0.04	$0.02
Impact of acquisition related transaction costs	$0.00	$-	$0.01	$-
Non-GAAP basic EPS	$0.26	$0.28	$0.82	$0.71

Diluted EPS, as reported	$0.11	$0.24	$0.58	$0.60
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Acquisition related deferred revenue and GSA accrual, net of tax effect	$0.08	$-	$0.09	$-
Impact of stock-based compensation, net of tax effect	$0.05	$0.03	$0.10	$0.08
Impact of amortization of acquisition intangibles, net of tax effect	$0.02	$0.00	$0.03	$0.02
Impact of acquisition related transaction costs	$0.00	$-	$0.01	$-
Non-GAAP diluted EPS	$0.26	$0.27	$0.81	$0.70

Weighted average shares outstanding -
Basic	120,308	117,264	119,585	116,748
Diluted	121,102	118,293	121,027	118,272

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income, as reported	$12,736	$28,133	$69,745	$71,088
Adjustments to reconcile net income to EBITDA:
Interest income	(354)	(380)	(1,039)	(1,051)
Taxes	(2,429)	4,522	9,867	10,152
Depreciation and amortization	12,355	9,232	35,745	28,220
EBITDA	$22,308	$41,507	$114,318	$108,409

Diluted EPS, as reported	$0.11	$0.24	$0.58	$0.60
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.01)	$(0.00)	$(0.01)	$(0.01)
Taxes	$(0.02)	$0.03	$0.08	$0.09
Depreciation and amortization	$0.10	$0.08	$0.29	$0.24
EBITDA diluted EPS	$0.18	$0.35	$0.94	$0.92

Weighted average shares outstanding - Diluted	121,102	118,293	121,027	118,272

National Instruments
Reconciliation of GAAP to Non-GAAP Guidance
(unaudited)

	Three months ended
	December 31, 2011
	(Millions)
	Low	High
GAAP revenue, guidance	$280	$300
Adjustment to reconcile revenue to non-GAAP revenue;
Impact of acquisition deferred revenue write down	$2	$2

Non-GAAP revenue, guidance	$282	$302

National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	December 31, 2011
	Low	High
GAAP Fully Diluted EPS, guidance	$0.22	$0.30
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of acquisition deferred revenue write-off	$0.01	$0.01
Impact of stock-based compensation, net of tax effect	$0.04	$0.04
Impact of amortization of acquisition intangibles, net of tax effect	$0.02	$0.02

Non-GAAP diluted EPS, guidance	$0.29	$0.37